                                  EXHIBIT 23.01

                           CONSOLIDATED PRODUCTS, INC.

                          CONSENT OF ERNST & YOUNG LLP



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-63342) pertaining to the 1992 Employee Stock Option Plan, (Forms S-8 No. 33-63344 and No. 333-53447) pertaining to the Employee Stock Purchase Plan, (Form S-8 No. 33-61945) pertaining to the 1995 Employee Stock Option Plan and (Form S-8 No. 333-33667) pertaining to the 1997 Employee Stock Option Plan of our report dated November 22, 1999 (except the Subsequent Event - Stock Dividend footnote, as to which the date is December 15, 1999), with respect to the consolidated financial statements of Consolidated Products, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended September 29, 1999.

                                               /s/ Ernst & Young LLP
Indianapolis, Indiana
December 22, 1999











                                      52